Exhibit 99.1

 SPECTRUM CONTROL ANNOUNCES ACCELERATED VESTING OF CERTAIN 'OUT-OF-THE-MONEY'
                                  STOCK OPTIONS

    FAIRVIEW, Pa., June 21 /PRNewswire-FirstCall/ -- Spectrum Control, Inc. (Nasdaq: SPEC), a leading designer and manufacturer of electronic control products and systems, today announced it has accelerated the vesting of certain unvested and "out-of-the-money" stock options previously awarded to employees, officers and directors of the Company under its stock option plans. An option was considered "out-of-the-money" if the stated exercise price was greater than $6.94, the closing price of the Company's common stock on June 20, 2005. As a result of this vesting acceleration, options to purchase 544,900 shares of the Company's common stock that would otherwise have vested at various times within the next four years became fully vested.

    Under the recently revised Financial Accounting Standards Board Statement No. 123, "Share-Based Payment", Spectrum Control will apply the expense recognition provisions relating to stock options beginning in the first quarter of fiscal 2006. As a result of accelerating the vesting of these "out-of-the-money" stock options, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $747,000, before taxes, based upon value calculations using the Black-Scholes methodology (approximately $292,000 in fiscal 2006, $284,000 in fiscal 2007, $148,000 in fiscal 2008, and $23,000 in fiscal 2009).

    Dick Southworth, the Company's President and Chief Executive Officer, commented, "We believe this acceleration of vesting is in the best interests of our shareholders since it will reduce the Company's reported compensation expense in future periods. We are currently evaluating what other changes, if any, to our stock option plans may be appropriate in light of the new accounting regulations. Equity-based compensation, like stock options, continues to play an important role in supporting employee retention and providing individuals with long-term incentives to meet our Company's aggressive goals."

    Forward-Looking Information
    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on current expectations, estimates and projections based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

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    Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by: changes in accounting standards or in factors affecting valuation of stock option expense (including prevailing interest rate, volatility of stock price, and assumptions regarding forfeitures and expirations of options); and changes in prevailing equity compensation practices and the manner in which employees perceive stock options. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward- looking statement to reflect events or circumstances after the date of this release.

    About Spectrum Control
    Spectrum Control, Inc. designs and manufactures a wide range of components and systems used to condition, regulate, transmit, receive or govern electronic performance. Although Spectrum Control products are used in many industries worldwide, the Company's largest markets are telecommunications equipment and military/aerospace. For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.

SOURCE  Spectrum Control, Inc.
    -0-                             06/21/2005
    /CONTACT: Investor Relations, John P Freeman, Senior Vice President and Chief Financial Officer of Spectrum Control, Inc., +1-814-474-4310/
    /Web site:  http://www.spectrumcontrol.com /